UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 5, 2006

DYNAMIC LEISURE CORPORATION

Formerly known as

DYNECO CORPORATION

(Exact name of registrant as specified in its charter)

333-07953

(Commission File Number)

Minnesota	41-1508703
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2203 North Lois Avenue, Suite 900

Tampa, FL 33607

(Address of principal executive offices)

(813) 877-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02(a, b)	Departure of Director and Principal Officer

On June 5, 2006, Thomas W. Busch resigned as Director, Vice President, Treasurer and Chief Financial Officer of Dynamic Leisure Corporation. The circumstances causing Mr. Busch’s resignation were “to better balance [his] professional and personal life,” as Mr. Busch lives near Charlotte, North Carolina, and the Company is located in Tampa, Florida. A copy of Mr. Busch’s resignation letter is attached hereto as Exhibit 99.1.

ITEM 5.02(c)	Appointment of Principal Officer

On June 5, 2006, the Company appointed Marc J. LeVine as Chief Operating Officer. Since 1991, Mr. LeVine has served as President of World Wide Aquatics, Inc., an internationally known sports apparel retailer, providing him with substantial experience in call-center operations. Mr. LeVine began working with the Company as an independent contractor in February 2006. Mr. LeVine’s annual compensation is $150,000, and the Company will provide health insurance coverage for his family and two weeks paid vacation benefits. Mr. LeVine did not receive any cash or stock bonus upon accepting employment with the Company, and no formal employment agreement has been signed.

ITEM 9.01(d)	Exhibits

Exhibits 99.1	Resignation letter of Thomas W. Busch

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC LEISURE CORPORATION

Date: June 9, 2006	By: /s/ Daniel G. Brandano
Daniel G. Brandano
President